Exhibit 99.2

Allurion Passes Critical FDA Milestones, Enters Into Transaction to Exchange All Outstanding Debt That Would Result in the Company Being Debt-Free, and Announces a $5 Million Private Placement Financing

Passing of key audits with zero findings and completion of Day-100 meeting are significant milestones in the FDA PMA process as the Company enters final stages of FDA review process for its Allurion Smart Capsule

Exchange of outstanding debt for shares of convertible preferred stock would result in Company being debt-free

$5M private placement financing with participation from new and existing stockholders and a strategic partner with deep obesity expertise significantly strengthens Company’s financial position as the Company seeks FDA approval

NATICK, Mass. – November 11, 2025 – Allurion Technologies, Inc. (NYSE: ALUR) (“Allurion” or the “Company”), a pioneer in metabolically healthy weight loss, today announced it has passed critical milestones in the U.S. Food and Drug Administration (the “FDA”) Pre-Market Approval (“PMA”) process for the Allurion Smart Capsule.

In addition, the Company announced it has entered into a transaction with its creditor to exchange all of its outstanding debt and obligations under its Revenue Interest Financing Agreements for shares of a newly created Series B Convertible Preferred Stock (the “Series B Preferred Stock”) that will be convertible into shares of common stock (the “Conversion Shares”) under certain circumstances (the “Exchange Transaction”). The Company also announced the consummation of a $5 million private placement financing with participation from new and existing stockholders and a strategic partner with deep obesity expertise, which significantly strengthens the Company’s financial position as the Company seeks FDA approval for the Allurion Smart Capsule.

Passing of Critical FDA Milestones Shows Continued Progress Towards Approval

•	In June 2025, the Company submitted the fourth and final module of its PMA for the Allurion Smart Capsule to the FDA.

•	In July 2025, the FDA completed its Acceptance and Filing Reviews process and entered the Substantive Review phase.

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In August 2025, the Company successfully passed the FDA’s pre-approval inspection with zero findings, no observations raised, and no Form 483 issued. The pre-approval inspection is designed to assess the company’s systems, methods, and procedures to ensure that the quality management system is effectively established. The inspection covered compliance with regulatory requirements, process quality, and documentation standards.

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In October 2025, the Company underwent a Bioresearch Monitoring (“BIMO”) inspection by the FDA. The BIMO inspection is designed to assess a company’s clinical trial systems, methods, and procedures to ensure data integrity. Again, no observations were raised and no Form 483 was issued.

•	Also in October 2025, the Company held its Day-100 Meeting with the FDA, where the FDA provided feedback after reviewing the PMA submission. The FDA did not request any additional human clinical data.

“Passing these FDA inspections with no findings and completing the Day-100 Meeting are major milestones for Allurion, and we believe we are now entering the final stages of the review process,” said Dr. Shantanu Gaur, Founder and Chief Executive Officer of the Company. “This achievement is a testament to our commitment to upholding the highest quality standards across our entire company and is another step towards Allurion serving the U.S. market, pending FDA approval.”

Debt Exchange Would Result in Company Being Debt-Free

The Company has entered into a transaction with its creditor to exchange all of its outstanding debt and obligations under its Revenue Interest Financing Agreements for shares of Series B Preferred Stock that will be convertible into unissued shares of common stock under certain circumstances.

The Series B Preferred Stock is initially convertible at a conversion price of $3.37 per share and is subject to certain limitations in the certificate of designations that will govern the Series B Preferred Stock (the “Certificate of Designations”). The Series B Preferred Stock will accrue dividends at a rate of 8.25% per annum, payable in kind or in cash, as set forth in the Certificate of Designations.

The consummation of the Exchange Transaction is subject to certain closing conditions, including (i) stockholder approval for the issuance of the Series B Preferred Stock and the Conversion Shares, (ii) compliance with the listing requirements of the national securities exchange on which the common stock is then listed, and (iii) the approval for listing of the Conversion Shares by such national securities exchange.

“As we pursue FDA approval and a potential U.S. launch of the Allurion Smart Capsule, we wanted to have a clear path to being debt-free, and this transaction provides that path,” said Dr. Shantanu Gaur, Founder and CEO of Allurion.

Pricing of Private Placement Financing Significantly Strengthens Financial Position

In addition, the Company announced that it has consummated a private placement with participation from new and existing stockholders and a strategic partner with deep obesity expertise for the purchase and sale of 2,994,012 shares of common stock and warrants to purchase up to 2,994,012 shares of common stock at a purchase price of $1.67 per share and accompanying warrant. Roth Capital Partners acted as sole placement agent for the private placement. The private placement is expected to close on November 12, 2025. In connection with the private placement, the Company agreed to seek stockholder approval for issuance of the shares of common stock underlying the warrants sold to the purchasers.

The aggregate gross proceeds to the Company from the private placement are expected to be approximately $5 million, before deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes.

For additional information related to the Exchange Transaction and the private placement, see the Company’s Form 8-K to be filed with the U.S. Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Allurion, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state, province, territory or other jurisdiction.

About Allurion

Allurion is a pioneer in metabolically healthy weight loss. The Allurion Program is a weight-loss platform that combines the Allurion Smart Capsule, the world’s first and only swallowable, ProcedurelessTM gastric balloon for weight loss, the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers and Allurion Insights for healthcare providers featuring the Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor, and manage weight-loss therapy for patients regardless of their treatment plan. The Allurion Smart Capsule is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Forward-Looking Statements

This press release contains forward-looking statements that reflect Allurion’s beliefs and assumptions based on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terms, although not all forward-looking statements contain these words. Although Allurion believes it has a reasonable basis for each forward-looking statement contained in this release, these statements involve risks and uncertainties that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the successful exchange of all of Allurion’s debt into shares of Series B Preferred Stock; the possibility of Allurion receiving FDA approval and the possibility of launching its product candidates in the United States; Allurion’s ability to capitalize on future catalysts; the expected benefits of any collaborations or other initiatives with strategic partners; the intended use of proceeds for the Exchange Transaction and private placement; the extension of the Company’s cash runway; and the ability for Allurion to obtain any stockholder approvals required to consummate the Exchange Transaction and private placement.

Allurion cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Allurion to obtain and maintain regulatory approval for, and successfully commercialize, the Allurion Program, including the Allurion Smart Capsule and Allurion Balloon; the timing of, and results from, Allurion’s clinical studies and trials, including with respect to the combination of GLP-1s with the Allurion Balloon; the evolution of the markets in which Allurion competes, including the impact of GLP-1 drugs; the ability of Allurion to maintain its listing on the New York Stock Exchange; a changing regulatory landscape in the highly competitive industry in which Allurion competes; the impact of the imposition of current and potential tariffs and trade negotiations, and those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025 and as amended on August 19, 2025, and updated from time to time by its other filings with the SEC, and its Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2025 and August 19, 2025. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Allurion undertakes no obligation to update any forward-looking statements to reflect any new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events, other than as required by applicable law.

Media Contact

Tara North, Woodrow Communications

Email: t.north@woodrowcommunications.com

Phone: +447912103070

Investor Contact

investors@allurion.com